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                                                                    EXHIBIT 10.8

 Pages where confidential treatment has been requested are marked "Confidential Treatment Requested." The redacted material has been separately filed with the
    Commission, and the appropriate place and in the margin with a star (*).

                           PRODUCT STORAGE AGREEMENT
                 (DYNEGY HACKBERRY, LOUISIANA STORAGE FACILITY)

THIS PRODUCT STORAGE AGREEMENT (the "Agreement") is made and entered into as of this 1st Day of January, 2002, by and between DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP ("Dynegy") and DYNEGY LIQUIDS MARKETING AND TRADE ("DLMT") of 1000 Louisiana, Suite 5800, Houston, Texas 77002.

Subject to the following general terms and conditions and the attached specific terms and conditions, "Dynegy" agrees to provide natural gas liquid storage for Dynegy Liquids Marketing and Trade at its underground storage facilities situated in Cameron Parish, Louisiana:

1.      PRODUCT STORAGE

For and in consideration of the rates and fees to be paid by DLMT to Dynegy as provided herein, Dynegy hereby agrees to lease storage space at its underground storage facility for the storage of up to, but not to exceed, the maximum quantity of natural gas liquid specification products or raw product ("Product(s)") set forth in Exhibit A which is attached hereto and made a part hereof (the "Lease Volume").

2.      DEFINITIONS

For the purpose of this Agreement, the following terms and expressions shall have the following meanings:

        "AFFILIATE" shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns 50% or more of the voting securities of the specified Person, if the specified Person owns 50% or more of the voting securities of such Person, or if 50% or more of the voting securities of the specified Person and such Person are under common control.

        "BARREL" shall mean forty-two (42) U.S. Gallons.

        "BASE RATE" shall mean a per annum rate of interest equal to the lower of (i) the maximum rate of interest allowed by law or (ii) two percent above the "prime rate" of interest as announced from time to time by Bank One, Chicago, Illinois (or any then current successor thereto).

        "BUSINESS DAY" shall mean a Day on which Federal Reserve member banks in Houston, Texas, are open for business.

        "DAY OR DAILY" shall mean a twenty-four (24) hour period commencing 12:00 a.m. Midnight local time and extending until 12:00 a.m. Midnight local time on the following Day.

        "DELIVERY & RECEIPT POINTS" shall mean the points where Dynegy will receive and deliver DLMT's Product(s) from and to the points outlined on Exhibit C attached hereto and made a part hereof, subject to availability of pipelines and wells in service for storing and delivering such Product(s). Custody transfer measurement shall be performed by Dynegy unless provided by the operator of the Receiving Facilities.

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        "DYNEGY FACILITIES" shall mean the Hackberry Storage Facility and any other facilities used in accepting receipts or making deliveries of any Products hereunder.

        "EFFECTIVE DATE" shall mean the date on which DLMT may begin to store Product(s) under this Agreement as set forth in Exhibit A.

        "FORCE MAJEURE" shall have the meaning specified in Section 14.

        "FRACTIONATION AGREEMENT" shall mean that certain Fractionation Agreement between Dynegy and DLMT dated of even date herewith.

        "GALLON" shall mean the unit of volume used for the purpose of measurement of liquid. One (1) U.S. liquid Gallon contains two hundred thirty-one (231) cubic inches when the liquid is at a temperature of sixty degrees Fahrenheit (60 DEG. F) and at the vapor pressure of the liquid being measured.

        "GATHERING AGREEMENT" shall mean that certain Gathering Agreement between Dynegy and DLMT of even date herewith.

        "HACKBERRY STORAGE FACILITY" shall mean the underground storage facilities owned and operated by Dynegy at or near Hackberry, Louisiana, including, but not limited to, all storage caverns, related surface and subsurface equipment and any pipelines owned or operated by Dynegy or its Affiliates which deliver any Products to such underground storage facilities.

        "LAKE CHARLES FRACTIONATOR" shall mean the Dynegy owned and operated natural gas liquids fractionation facility located near Lake Charles, Louisiana.

        "LEASE VOLUME" shall have the meaning specified in Section 1.

        "LOSSES" shall mean any and all liabilities, losses, damages, demands, claims, penalties, fines, actions, suits, legal, administrative or arbitration or alternative dispute resolution proceedings, judgments, orders, directives, injunctions, decrees or awards of any jurisdiction, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs).

        "MONTH" OR "MONTHLY" shall mean a period commencing at 7:00 a.m. local time on the first Day of a calendar Month and extending until 7:00 a.m. local time on the first Day of the next succeeding calendar Month.

        "OFFSPEC PRODUCT" shall have the meaning specified in Section 4.

        "PERSON" shall mean any individual, corporation, partnership, limited liability company, association, joint venture, trust or other organization of any nature or kind.

        "PRODUCT(s)" shall have the meaning specified in Section 1.

        "RAW PRODUCT SPECIFICATIONS" shall have the same meaning as ascribed to it in the Fractionation Agreement, which definition is incorporated herein by reference.

        "RECEIVING FACILITIES" shall mean third party facilities connected either to the Storage Facility or to any of the Specification Product Pipelines operated by Dynegy delivering to or receiving Product(s) from the Hackberry Storage Facility.

        "RAW PRODUCT" shall mean that mixture of natural gas liquid hydrocarbons recovered from various gas processing plants which is owned and/or controlled by DLMT meeting the Raw Product Specifications.

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                         "Confidential Treatment Requested"

        "YEAR" or "YEARLY" shall mean a period of 365 consecutive Days; provided, however that any Year which contains the date of February 29 shall consist of 366 consecutive Days.

3.      TERM

  The term of this Agreement shall commence on the Effective Date and shall terminate as specified in Exhibit A. Unless a new storage agreement is entered into or this Agreement is renewed, at the expiration or termination of this Agreement, DLMT shall remove all Product(s) stored hereunder on or before the last Day of the term of this Agreement subject to the payment of all accrued storage fees and other charges hereunder. In the event DLMT fails to remove its Product(s) at the expiration of the term of this Agreement, Dynegy shall have the right to sell all or any portion of such Product(s) on terms and at such prices as Dynegy, in its sole discretion, deems appropriate under the then existing circumstances. If Dynegy sells all or a portion of DLMT's Product(s) under the terms of this Section 3, within sixty (60) Days of its receipt of the proceeds derived from the sale of such Product(s), Dynegy shall
* remit same to DLMT less (i) a sales commission equal to [REDACTED] of the gross proceeds of such sale(s) and (ii) any fees then due and owing by DLMT to Dynegy.

  Notwithstanding the Term of this Agreement as set forth in Exhibit A, every
* [REDACTED] after the Effective Date of this Agreement, either party shall have the option to open this Agreement solely for the purpose of renegotiating certain of the provisions of Exhibit A, including the Lease Volume, the Lease Rate and Excess Storage fee (collectively, the "Variable Terms"). To exercise such option, a party at least ninety (90) days before the expiration of such
* [REDACTED] period must provide to the other party written notification (the "Renegotiation Notice") of its desire to renegotiate one or more of the Variable Terms of Exhibit A. If, after negotiating in good faith for a period of ninety (90) days following the date of the Renegotiation Notice, the parties are unable to agree upon mutually acceptable changes to the Variable Terms that are subject to renegotiation, either party shall have the right to terminate this Agreement. During the period while negotiations are ongoing until new provisions are mutually agreed to, the then existing provisions of this Agreement immediately prior to such renegotiation shall continue to apply. Except as otherwise agreed to in writing by the parties, if new Variable Terms are mutually agreed to, such new Variable Terms shall be effective as of, and shall, if necessary, be made retroactive to, the first
* Day of the applicable [REDACTED] period immediately following the Renegotiation Notice, plus interest thereon at the Base Rate.

4.      PRODUCT SPECIFICATIONS

All deliveries of Product(s) by DLMT hereunder shall meet Dynegy's specifications for the type of Product(s) stored, as such specifications may change from time to time, the most current of which are set forth in Exhibit B attached hereto and made a part hereof. Provided, however, that as to Raw Product which was gathered by Dynegy pursuant to the Gathering Agreement and which is delivered directly into the Hackberry Storage Facility from Dynegy's liquids gathering system, the Raw Product shall be deemed to meet the specifications set forth in Exhibit B if it complied with the applicable Raw Product Specifications. Otherwise, Dynegy reserves the right to perform an analysis of DLMT's Product(s) prior to accepting same for storage, but assumes no responsibility for doing so, and may refuse to accept delivery of such Product(s) if it is contaminated or otherwise fails to conform with the applicable specifications. DLMT agrees to and does indemnify fully and hold harmless Dynegy and its parents, subsidiaries and Affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns from and against any and all Losses arising out of or in any manner related to DLMT delivering or causing to be delivered into the Dynegy Facilities any Product(s) which is contaminated and/or fails to meet the applicable specifications ("Offspec Product"), unless such Offspec Product was produced at the Lake Charles Fractionator, in which event, Dynegy agrees to and does indemnify fully and hold harmless DLMT and its parents, subsidiaries and Affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns from and against any and all Losses arising out of or in any manner related to such production of Offspec Product. Without limiting the indemnity by DLMT to Dynegy as set forth herein, if Dynegy accepts into storage Offspec Product delivered by or on behalf of DLMT, DLMT shall reimburse Dynegy for the reasonable costs and expenses incurred in handling such Offspec Product. The foregoing indemnity shall not be applicable to the extent any volumes of Offspec Product received from DLMT hereunder are volumes that were produced at the Lake Charles Fractionator and same were directly delivered from such facility into the Dynegy Facilities hereunder in such a manner that no party other than Dynegy could have commingled any other volumes of any Products or contaminants with same.

5.      PRODUCT DELIVERY AND REDELIVERY

Product(s) redelivery to DLMT out of the Hackberry Storage Facility will only be made on the request of DLMT's designated representative or duly authorized agent or as may be directed by representatives of DLMT. Dynegy will not recognize sales, assignments or transfers of title to Product(s) while in storage unless made in a manner approved by Dynegy in advance and then only to another person or entity that has

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entered into a valid storage agreement with Dynegy for storage at the Hackberry
Storage Facility. Product(s) redelivered by Dynegy hereunder shall be redelivered only to the Delivery & Receipt Points. Volumes of Products delivered by truck delivery to Dynegy's truck unloading and loading facility located at the Lake Charles Fractionator shall be deemed to be delivered to Dynegy first under the terms of the Fractionation Agreement and shall not be deemed to be delivered into storage and within the scope of this Agreement until same are received at one of the Delivery & Receipt Points downstream of such truck unloading/loading facility. Dynegy's redelivery of Product(s) to DLMT shall be subject to the operating conditions, rates of delivery, delivery pressures, scheduling, etc. of the receipt facilities at the Delivery & Receipt Point. Custody of the Product(s) delivered or redelivered hereunder shall be deemed to be transferred at the Delivery & Receipt Point. DLMT shall use all reasonable efforts to give Dynegy advanced notice of deliveries or withdrawals of Product(s). Dynegy shall not be required to receive or redeliver Product(s) unless it has been given at least two Business Days advance notice of such Product(s) delivery or redelivery, but always subject to the physical capabilities of the Dynegy Facilities. Measurement of Product(s) delivered or redelivered hereunder shall take place as near to the Delivery & Receipt Point as practicable and shall be made by Dynegy in accordance with Dynegy's standard measurement procedures, which shall conform to good measurement practices in the industry. All measurements made by Dynegy shall be binding on the parties hereto unless proven to be in error. DLMT shall have the right to witness all such measurements.

6.      LOSS ALLOWANCE

Due to normal operating losses which occur in receiving Product(s) for storage, storing such Product(s) and redelivering Product(s) out of storage, DLMT's withdrawals from storage shall be limited to the total volumes of each Product received hereunder less a loss allowance percentage as specified in Exhibit A. Dynegy shall be responsible for all Product losses exceeding the loss allowance as specified in Exhibit A.

7.      TRANSPORTATION COSTS TO AND FROM STORAGE

All transportation charges and other expenses incurred in connection with (i) DLMT' delivery of Product(s) to the Delivery & Receipt Point and (ii) DLMT' receipt of Product(s) at the Delivery & Receipt Point, if any, shall be paid by DLMT directly to such transporter.

8.      STORAGE AND HANDLING CHARGES

        (a) DLMT shall pay Dynegy Monthly for the availability of the storage space the "Lease Rate" as set forth in Exhibit A, without regard as to whether any Product(s) has actually been or will be delivered by DLMT to Dynegy for storage hereunder. DLMT shall also pay to Dynegy each Month the other rates, fees and charges set forth in Exhibit A.

        (b) If at the end of any Month (i) the volume of a particular Product stored by DLMT exceeds the storage volume of such Product allocated for that Month as designated by DLMT as provided herein (the initial allocation of which is set forth in Exhibit A), and/or (ii) the total volume of all Products stored by DLMT exceeds the Lease Volume, DLMT shall pay to Dynegy the Excess Storage fee as set forth in Exhibit A.

        (c) Nothing in this Section 8 shall be construed to create an obligation on Dynegy to accept more Product(s) into storage in excess of the Lease Volume. At any time there is an excess balance, Dynegy may by written notice to DLMT require DLMT to remove such excess balance within seventy-two (72) hours of DLMT's receipt of such written notice and if any excess balance remains at the end of such period, then DLMT shall reimburse Dynegy for

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               any costs or liabilities incurred by Dynegy as a result thereof.
               Notwithstanding the foregoing, DLMT shall never exceed the Lease Volume without Dynegy's prior written consent.

9.      INVOICING AND PAYMENTS

Each Month during the term of this Agreement, Dynegy shall invoice DLMT for all amounts owed by DLMT to Dynegy for the immediately preceding Month's activities and DLMT shall pay to Dynegy via wire transfer the amounts due no later than ten
(10) Days after DLMT's receipt of invoice therefor. If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately preceding Business Day, except if such payment due date is a Sunday or Monday, then the relevant payment shall be due upon the immediately succeeding Business Day. Any amounts which remain due and owing after the due date shall bear interest thereon at the Base Rate. If a good faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If DLMT elects to withhold any payment otherwise due as a consequence of a good faith dispute, DLMT shall provide Dynegy with written notice of its reasons for withholding payment. If it is subsequently determined, whether by mutual agreement of the parties or otherwise, that DLMT is required to pay all or any portion of the disputed amounts to Dynegy, in addition to paying over such amounts, DLMT also shall pay interest accrued on such amounts at the Base Rate from the original due date until paid in full.

10.     TITLE TO STORED PRODUCT

It is understood and agreed that (i) title to the Product(s) stored hereunder shall remain in DLMT, subject to being commingled with like Product(s) belonging to Dynegy and/or other parties, which DLMT hereby grants unto Dynegy the right to do so as long as such commingling does not contaminate DLMT's Product(s), and
(ii) Product(s) redelivered to DLMT by Dynegy may not be identical Product(s) delivered by DLMT hereunder, but shall be considered as fungible goods meeting the same quality specifications. With respect to Product(s) in storage pursuant to this Agreement, it is specifically agreed as follows:

        (a) In the event there should be any loss of Product(s) (other than normal operating losses which are provided for in Section 6) from Dynegy's storage facilities and such loss is not attributable to the failure of Dynegy to exercise that degree of care as would be exercised by a reasonably careful Person under like circumstances, then DLMT shall be prorated by Dynegy on the basis of the ratio of DLMT's stored Product(s) to the total volumes of like stored Product(s) in the Hackberry Storage Facility, including those volumes owned by DLMT and Dynegy.

        (b) In the event there should be a loss from storage and it is ultimately determined that such loss was solely attributable to Dynegy's failure to exercise that degree of care as would be exercised by a reasonably careful Person under like circumstances, then, subject to the provisions of Section 12, it is agreed that Dynegy shall have the option, in its sole discretion, to replace DLMT's lost volumes with like Product(s) or to pay DLMT the fair market value of such lost Product(s) at the time of the loss.

11.     TAXES

Any tax, fee, charge or other exaction ("Levies"), now or hereafter enacted, levied or assessed by any federal, state, local or other governmental authority upon, or as a result of, any of the transactions contemplated in this Agreement, or on any Product(s) delivered pursuant to such transactions, shall be borne by DLMT. Any personal property or other ad valorem taxes ("Property Taxes") levied or assessed by any

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governmental authority upon DLMT's Product(s) delivered, stored and/or redelivered hereunder shall be paid by DLMT. DLMT shall furnish Dynegy a proper exemption certificate(s) where an exemption is claimed with regard to any Product(s) or transactions under this Agreement that would otherwise be subject to any Levies or Property Taxes. After giving DLMT written notice that intends to take such action and a period of time no less than fifteen (15) for DLMT to satisfy same, Dynegy shall have the right, but not the obligation, to pay any such Levies or Property Taxes on behalf of DLMT (but, as to Property Taxes, at a like rate no greater than that paid by Dynegy on its own like Product(s) in storage) and DLMT shall be obligated to reimburse Dynegy for any such amounts so paid on behalf of DLMT within ten (10) Days from DLMT's receipt of Dynegy's invoice therefor.

12.     LIMITATION OF LIABILITY

        (a) Except as otherwise provided elsewhere in this Agreement, Dynegy shall not be liable to DLMT for any loss of or injury to the Product(s) stored by DLMT, however caused, unless such loss or injury directly results from the failure of Dynegy to exercise that degree of care as would be exercised by a reasonably careful man under like circumstances. If any such loss or injury could not have been avoided through the exercise of such care as a reasonably careful person would exercise under like circumstances, Dynegy shall not be liable for such loss or injury.

        (b) NOTWITHSTANDING ANYTHING TO CONTRARY SET FORTH HEREIN, DYNEGY SHALL NOT BE RESPONSIBLE FOR ANY LOSSES, INJURIES OR DAMAGES HEREUNDER IN EXCESS OF THE STORAGE FEES AND RATES PAID BY DLMT TO DYNEGY AS PROVIDED HEREIN, UNLESS CAUSED BY DYNEGY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. DYNEGY SHALL NOT BE RESPONSIBLE FOR OBTAINING INSURANCE TO COVER THE PRODUCT(s) STORED HEREUNDER.

        (c) DLMT shall defend and hold Dynegy and its parents, subsidiaries and Affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns harmless from any and all Losses arising out of or in any manner related to DLMT's storage, transportation, use or handling of DLMT's Product(s) before such Product(s) are delivered to Dynegy or after such Product(s) are redelivered by Dynegy to DLMT as provided in this Agreement.

        (d) FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, EXCLUDING LOST PROFITS, AND SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY HEREUNDER, AND ALL OTHER REMEDIES OR DAMAGES ARE WAIVED.
               EXCEPT FOR THIRD PARTY CLAIMS COVERED BY ANY INDEMNITY
               PROVISIONS SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL
               BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE,

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               EXEMPLARY, OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE.

13.     NOTICE OF CLAIM AND FILING OF SUIT

Claims by DLMT and all other persons claiming, by, through or under DLMT, must be presented in writing to Dynegy within a reasonable time, and in no event later than sixty (60) Days after (i) DLMT' Product(s) is (are) redelivered or removed from the Hackberry Storage Facility or (ii) DLMT is notified by Dynegy that loss of or injury to any Products has occurred, whichever is shorter. No action may be maintained by DLMT and any other persons claiming by, through or under DLMT, against Dynegy for loss of or injury to Product(s) stored in the Hackberry Storage Facility unless a written claim therefor is received by Dynegy within the time periods set forth herein and such action is commenced within nine (9) Months after (a) DLMT's Product(s) is redelivered or removed from the Hackberry Storage Facility or (b) DLMT is notified by Dynegy that loss of or injury to Product(s) has occurred, whichever is shorter. In the situation where Dynegy notifies DLMT of a loss or injury to Product(s), the time limits for making written claims and the maintaining of actions after notice, as set forth herein, shall begin on the date such notice is received by DLMT.

14.     FORCE MAJEURE

In the event either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, it is agreed that upon such party's giving notice and reasonably full particulars of such Force Majeure in writing to the other party after the occurrence of the cause relied on, then the obligations (except for the obligation to pay money due hereunder) of the party giving such notice, so far as and to the extent that they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. The term "Force Majeure" as used herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, or storms, tornado, hurricane, or storm warnings which in any party's reasonable judgment require the precautionary shutdown of a facility, floods, washouts, arrests or restraints of the government, either federal or state, civil or military, civil disturbances, explosions, sabotage, breakage, or accident to equipment, machinery or lines of pipe, lack or brine or brine handling capacity, freezing of machinery, equipment or lines of pipe, electric power shortages, inability of any party to obtain necessary permits and/or permissions due to existing or future rules, orders, laws or governmental authorities (both federal, state and local), or any other causes, whether of the kind herein enumerated or otherwise, which were not reasonably foreseeable, and which are not within the control of the party claiming suspension and which such party is unable to overcome by the exercise of due diligence. The term "Force Majeure" shall also include those instances in which either party hereto is delayed in acquiring, at reasonable cost and after the exercise of reasonable diligence,
(i) materials and supplies required for the purpose of constructing and maintaining facilities, when such party is obligated to do so for the performance of its obligations under this Agreement, or (ii) permits or permission from any governmental agency required for the purpose of (a) constructing and maintaining such facilities or (b) acquiring materials or supplies required for such purpose. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing parties when such course is inadvisable in the discretion of the party having difficulty.

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15.     MISCELLANEOUS

15.1    SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party may assign this Agreement, nor any interest herein, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may from time to time (i) designate an Affiliate to perform this Agreement, either in whole or in part, such performance being considered that of the party hereto, or (ii) assign this Agreement to an Affiliate without obtaining the other party's consent thereto. It is understood, however, that by such designation or assignment, unless the non-assigning party expressly releases the assigning party, such assigning party shall not thereby avoid obligations imposed by the terms and provisions hereof, past, present or future. DLMT agrees that it will not assign or transfer any interest in the volumes of Raw Product dedicated to this Agreement during the term hereof unless such assignment is made subject to this Agreement and any assignee ratifies and adopts this Agreement in writing.

15.2    NO COMMISSIONS, FEES OR REBATES.

No director, employee or agent of either party shall give or receive any commission, fee, rebate gift or entertainment of significant cost or value in connection with this Agreement. Any representative or representative(s) authorized by either party may audit the applicable records of the other party for the purpose of determining whether there has been compliance with this Section.

15.3    SEVERABILITY.

This Agreement and the operations hereunder shall be subject to the valid and applicable federal and state laws and the valid and applicable orders, laws, local ordinances, rules, and regulations of any local, state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, laws, rules, or regulations in any forum having jurisdiction in the premises. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

15.4    GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

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15.5    ENTIRE AGREEMENT; WAIVER

This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. Provided, however, shall there be any conflict regarding the interpretation or meaning of any provisions of this Agreement, this Agreement shall be construed together with the Ethane Agreement and, if possible, shall be interpreted in a manner that will avoid conflicts between the terms of this Agreement and the Ethane Agreement. This Agreement may not be amended or modified in any manner except by a written document signed by both parties that expressly amends this Agreement. No waiver by either party hereto of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the party to be charged with such wavier.

15.6    SETOFFS AND COUNTERCLAIMS

Except as otherwise provided herein, each party hereto reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which such party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

15.7    NO PARTNERSHIP, ASSOCIATION, ETC.

Nothing contained in this Agreement shall be construed to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either party.

15.8    EXHIBITS

All Exhibits attached hereto are incorporated herein by reference as fully as though contained in the body hereof. If any provision of any Exhibit conflicts with the terms and provisions hereof, the provisions of this Agreement shall prevail.

15.9    DTPA WAIVER

        EACH PARTY EXECUTING THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS, IF ANY, UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT,
        SECTION 17.41 ET SEQ., EXCEPT FOR SECTION 17.555 TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH PARTY EXECUTING THIS AGREEMENT VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, EACH PARTY EXECUTING THIS AGREEMENT HEREBY REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT (i) SUCH PARTY'S LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY THE OTHER PARTY OR BY AN AGENT OF SUCH OTHER PARTY, AND (ii) NEITHER PARTY EXECUTING THIS AGREEMENT IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION.

15.10   PRINCIPLES OF CONSTRUCTION AND INTERPRETATION

In construing this Agreement, the following principles shall be followed:

        (a) no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;

        (b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

        (c) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions; and

        (d) the plural shall be deemed to include the singular and vice versa, as applicable.

15.11   NOTICES

Any notice or other communication provided for in this Agreement or any notice which either party may desire to give to the other shall be in writing and shall be deemed to have been properly given if and when sent by facsimile transmission, delivered by hand, or if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail or certified mail, with all postage fully prepaid, or if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case addressed to the parties at the following addresses:

        IF TO DYNEGY:   DYNEGY MIDSTREAM SERVICES,
                        LIMITED PARTNERSHIP
                        1000 Louisiana, Suite 5800
                        Houston, Texas 77002
                        Attention: Vice President - Louisiana Gulf Coast Region
                        Phone:     (713) 507-6729
                        Telecopy:  (713) 767-8286

        IF TO DLMT:     DYNEGY LIQUIDS MARKETING AND TRADE
                        1000 Louisiana, Suite 5800
                        Houston, Texas 77002
                        Attention: Sr. Vice President
                        Phone:     (713) 507-6450
                        Telecopy:  (713) 507-3715

        or at such other address as either party shall designate by written notice to the other. A notice sent by facsimile shall be deemed to have been received by the close of the business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving party. Notice by U.S. Mail, whether by U.S. Express Mail, registered mail or certified mail, or by overnight courier shall be deemed to have been received by the close of the second business Day after the Day upon which it was sent, or such earlier time as is confirmed orally or in writing by the receiving party. Any party may change its address or facsimile number by giving notice of such change in accordance herewith.

15.12   OTHER AGREEMENTS.

Simultaneously with the execution of this Agreement, DLMT and Dynegy or its (or their) Affiliate(s) shall execute the Fractionation Agreement and a Gathering Agreement of even date herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Day and Year first above written.

DYNEGY MIDSTREAM SERVICES,                  DYNEGY LIQUIDS MARKETING
LIMITED PARTNERSHIP                         AND TRADE

By:   Dynegy Midstream G.P., Inc., its
      General Partner

By:                                         By:
      --------------------------------            ------------------------------

Name:                                       Name:
      --------------------------------            ------------------------------

Title:                                      Title:
      --------------------------------            ------------------------------

                         "Confidential Treatment Requested"

                                    EXHIBIT A

                                     TO THE

                            PRODUCT STORAGE AGREEMENT

This Storage Agreement along with the General Terms and Conditions set forth in the Product Storage Agreement to which this Exhibit is attached shall constitute our mutual agreement to lease space in facilities owned or controlled by Dynegy.

  1.          LESSOR:            Dynegy Liquids Marketing and Trade

  2.          TERM:              From January 1, 2002 to December 31, 2021
                                 (the "Primary Term") and shall continue from Year to Year thereafter unless terminated by either party hereto at the end of such Primary
                                 Term or any Yearly extensions thereto by giving the other party at least ninety (90) Days advance written notice of its intention to terminate this Agreement.

  3.          PRODUCTS:          Raw Product, Purity Ethane, Propane and BG Mix.

  4.          STORAGE FACILITY:  Dynegy's Hackberry Storage Facility, as
                                 described in the Agreement.

* 5.          LEASE VOLUME:      [REDACTED]

* 6.          LEASE RATE:        [REDACTED] cents per Barrel per Year (payable
                                 on a Monthly basis).

  7.          EXCESS STORAGE:    For all Barrels in DLMT's account at Month-end
                                 in excess of the Lease Volume, the excess
*                                storage fee shall be [REDACTED] cents per
                                 Barrel. shall be required to obtain Dynegy's prior written consent prior to exceeding the Lease Volume at any time whether during or at the end of the Month.

* 8.          LOSS ALLOWANCE:    [REDACTED] All other gains and losses of
                                 Product(s) at the Hackberry Storage Facility shall be for the account of Dynegy.

DLMT shall be required to schedule all movements through Dynegy's Product Movement Group. Delivery orders for DLMT's account will only be set up to cover volumes that are physically in the storage account.

In the event conditions change such that this Agreement causes, or could reasonably be expected to cause, a material long term economic or operational hardship to either party, upon the written request of either party, Dynegy and DLMT shall meet to renegotiate in good faith such burdensome terms and provisions so as to make them fair and equitable. Such renegotiations shall occur within thirty (30) Days of the date of the non-requesting party's receipt of such written request for renegotiations. If the parties are unable to agree on new provisions to replace such burdensome terms and provisions within ninety
(90) Days of the non-requesting party's receipt of such written request, either party shall have the right to terminate this Agreement. It is understood and agreed that the rights granted in this paragraph can only be used by a party to commence good faith renegotiations once during each Year during the Primary Term hereof.

                                    EXHIBIT B
                                     TO THE
                            PRODUCT STORAGE AGREEMENT

                             PRODUCT SPECIFICATIONS

                           RAW PRODUCT SPECIFICATIONS

(a) The Raw Product delivered to Dynegy at the Delivery Point shall contain no solid materials or free water at 60 DEG. F.

(b) Total sulfur content shall not exceed 30 ppm by weight to be determined by ASTM-D-2784.

(c) The hydrogen sulfide content shall not exceed 1.5 ppm by weight, and the corrosiveness of the Raw Product shall not exceed "1" (copper strip) as given in ASTM-D-1838.

(d) The Raw Product shall not contain in excess of 1.0 liquid volume percent carbon dioxide in the untreated ethane (ethane Component including all carbon dioxide) at any time nor exceed 35 hundredths (0.35) liquid volume percent carbon dioxide in the untreated ethane (ethane Component including all carbon dioxide) when averaged over any given Month.

(e) The Raw Product shall not contain in excess of 1.5 liquid volume percent methane and inerts of the ethane Component.

(f) The Raw Product color shall have a minimum Saybolt Number of +25 as determined by ASTM-D-156.

(g) The maximum product end point at 14.7 psia shall not exceed 375 DEG. F as determined by distillation pursuant to ASTM-D-216. The distillation and color test are to be run on that portion of the mixture having a boiling point of 70 DEG. F and above and at atmospheric pressure.

(h) DLMT shall not deliver Raw Product at temperatures in excess of 100 DEG. F or less than 60 DEG. F.

(i)     The Raw Product shall not contain more than 1 ppm fluorides.

(j)     The Raw Product shall not contain more than 1 ppm carbonyl sulfide
        (COS).

                          PURITY ETHANE SPECIFICATIONS

Product characteristics with test methods are herein specified for purity ethane mixtures received or delivered by Dynegy Midstream Services, Limited Partnership.

                                                                                             TEST METHODS
   PRODUCT CHARACTERISTICS                      MINIMUM           MAXIMUM                   LATEST REVISION
   -----------------------                      -------           -------                   ---------------
1.    COMPOSITION                                                                           ASTM E-260
        Percent by Liquid Volume
        Methane                                                   3.0                       GPA-2177
        Ethane                                  95.0              100.0
        Ethylene                                                  1.0
        Heavier than Ethane                                       3.5                       ASTM D-863
        Propylene                                                 1.0

2.    CORROSION
        Copper Strip @ 100 DEG. F                                 1-b                       ASTM D-1838
        (Invalid if additive or inhibitor
        is used.)
        Corrosion Additive or Inhibitor,
        PPM by Weight                                             1                         Applicable Industry
                                                                                            Practices
3.    TOTAL SULFUR
        PPM by Weight in Liquid                                   5                         ASTM D-3246

4.    DRYNESS                                                     7 pounds per              Visual
                                                                  standard cubic
                                                                  fee of vapor maximum
5.    CARBON DIOXIDE
        PPM by Weight in Liquid                                   1,000                     GPA 2177

PRODUCT ACCOUNTING

Any excess of these hydrocarbon components above the specification limits shall not be accounted for.

                             PROPANE SPECIFICATIONS

Product characteristics with test methods are herein specified for propane received by Dynegy. This product meets the requirement of the GPA HD-5 propane specification.

                                                                                                  TEST METHODS
   PRODUCT CHARACTERISTICS                      MINIMUM                   MAXIMUM                LATEST REVISION
   -----------------------                      -------                   -------                ---------------
1.    COMPOSITION                                                                                ASTM E-260
        Percent by Liquid Volume Ethane                                   As limited by other
                                                                          components & vapor
                                                                          pressure.
                                                                          100
        Propane                                 90.0                      5.0
        Propylene                                                         2.5                    ASTM D-2163
        Butanes & Heavier
2.    VAPOR PRESSURE
        Psig @ 100 DEG. F                                                 208                    ASTM D-1267
3.    CORROSION
        Copper Strip @ 100 DEG. F                                         1-b                    ASTM D-1838
        (Invalid if additive or inhibitor
        is used.)
        Corrosion Additive or Inhibitor,
        PPM by Weight.                                                    1                      Applicable Industry Practices
4.    TOTAL SULFUR
        PPM by Weight in Liquid                                           120                    ASTM D-3246
5.    HYDROGEN SULFIDE
        PPM by Weight in Liquid                                           1                      Field - Length of Stain Tube
        (Lab test required if field test is                                                      Lab Chromatography  with Flame
        positive.)                                                                               Photometric Detector
6.    CARBONYL SULFIDE
        PPM by Weight in Liquid                                           2                      Field - Length of Stain Tube
        (Field test  invalid if C(4) + exceeds
        1.0 LV%) (Lab test required if field                                                     Lab - UOP 212 or UOP 791
        test is positive.)                                                                       Lab - Gas Chromatography  with
                                                                                                 Flame Photometric Detector
7.    NON-VOLATILE RESIDUE
        a) Milliliters @ 100 DEG. F                                       0.05                   ASTM D-2158
        b) Oil Stain                                                      Pass

THE FOLLOWING TESTS ARE OPTIONAL, DEPENDING UPON THE PRODUCT SOURCE:
8.    DRYNESS
        Freeze Valve, Seconds                                             60 (Note 2)            ASTM D-2713
9.    VOLATILE RESIDUE
        95% Evaporated - Temperature, DEG. F                              -37                    ASTM D-1837
10.   AMMONIA
        PPM  by Weight in Liquid                                          1                      Field - Length of Stain Tube
                                                                                                 Lab - UOP 430
11.   FLUORIDES
        PPM by Weight in Liquid as                                        5                      Field - Length of Stain Tube
        Monatomic Fluorine
12.   OTHER DELETERIOUS SUBSTANCES (PPM BY WEIGHT IN LIQUID)
        Includes but not limited to                                       1                      Gas chromatography with flame
        (Isoprene, Butadiene, Vinyl                                                              ionization or electron
        Chloride, glycol, amine, caustic)                                                        capture detection or other

NOTES: (1) The test methods for items 2 and 7 are not necessary if a compositional analysis is available which indicates compliance with these requirements. (2) The addition of methanol in the distribution system should be on a spot basis and must not exceed a rate of 5 Gallons per 10,000 Gallons of product.

                                    EXHIBIT C

                            DELIVERY & RECEIPT POINTS

The Delivery & Receipt Points are the points of interconnect between the Hackberry Storage Facility (including the pipelines to and from same) and the following, with each point being bi-directional unless specified otherwise:

1.  RAW PRODUCT:

      -   Dynegy liquids gathering system
      - Dynegy NGL Pipeline from near Rose Bluff, Louisiana, to Mont Belvieu, Texas
      -   Dynegy Fractionator
      -   ChevronTexaco (Texaco Pipeline L.L.C.) Lake Charles Pipeline
      - Interconnect to CITGO Lakemont Pipeline at the CITGO Pecan Grove facility

2.  PURITY ETHANE

      -   Dynegy Fractionator (Receipt Only)
      - Interconnects to the following pipelines or facilities located at the CITGO Pecan Grove facility: CITGO Lakemont Pipeline; Westlake Petrochemical
      - Interconnects to the following pipelines or facilities located at the Equistar Chemicals L.P. Propylene Fractionation Unit: Equistar Chemicals plant (Delivery Only); Sasoil ethane pipeline (Delivery
          Only); and Williams ethane pipeline
      -   ChevronTexaco (Texaco Pipeline L.L.C.) Lake Charles Pipeline
      -   Kinder Morgan Cypress Pipeline

3.  PROPANE (HD-5)

      -   Dynegy Fractionator
      - Dynegy NGL Pipeline from near Rose Bluff, Louisiana, to Mont Belvieu, Texas
      - Interconnects to the following pipelines or facilities located at the CITGO Pecan Grove facility: CITGO Lakemont Pipeline; Westlake Petrochemical
      - Interconnect to the Equistar Chemicals plant located at the Equistar Chemicals L.P. Propylene Fractionation Unit
      -   ChevronTexaco (Texaco Pipeline L.L.C.) Lake Charles Pipeline

4.  BUTANE-GASOLINE MIX (BG MIX)

      -   Dynegy Fractionator
      - Dynegy NGL Pipeline from near Rose Bluff, Louisiana, to Mont Belvieu, Texas
      -   CITGO Refinery via Pecan Grove interconnect
      -   ChevronTexaco (Texaco Pipeline L.L.C.) Lake Charles Pipeline
      - Interconnect to CITGO Lakemont Pipeline at the CITGO Pecan Grove facility

                                       -1-